Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13D, including all amendments thereto, with respect to the shares of Class A Common Stock, par value $0.10 per share, of Centrus Energy Corp., and further agree that this Joint Filing Agreement shall be included as an exhibit to the first such joint filing and may, as required, be included as an exhibit to subsequent amendments thereto.

Each of the undersigned agrees and acknowledges that each party hereto is (i) individually eligible to use such Schedule 13D and (ii) responsible for the timely filing of such Schedule 13D and any and all amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided that no party is responsible for the completeness and accuracy of the information concerning any other party unless such party knows or has reason to believe that such information is inaccurate.

This Joint Filing Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument. A facsimile, telecopy or other reproduction of this Joint Filing Agreement may be executed by one or more parties hereto, and an executed copy of this Joint Filing Agreement may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes as of the date hereof.

Dated: March 9, 2023

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the date first written above.

/s/ Neil S. Subin
Neil S. Subin

MILFAM LLC

By:	/s/ Neil S. Subin
Name:	Neil S. Subin
Title:	Manager

SUSAN F. Miller spousal trust A-4

By:	MILFAM LLC
Its:	Investment Advisor

By:	/s/ Neil S. Subin
Name:	Neil S. Subin
Title:	Manager

Miller family education and medical trust

By:	MILFAM LLC
Its:	Investment Advisor

By:	/s/ Neil S. Subin
Name:	Neil S. Subin
Title:	Manager

Marli B. miller Trust A-4

By:	MILFAM LLC
Its:	Investment Advisor

By:	/s/ Neil S. Subin
Name:	Neil S. Subin
Title:	Manager

CATHERINE MILLER TRUST C

By:	MILFAM LLC
Its:	Investment Advisor

By:	/s/ Neil S. Subin
Name:	Neil S. Subin
Title:	Manager

SUSAN MILLER SPOUSAL IRA

By:	/s/ Neil S. Subin
Name:	Neil S. Subin
Title:	Agent

miLFAM II L.P.

By:	MILFAM LLC
Its:	General Partner

By:	/s/ Neil S. Subin
Name:	Neil S. Subin
Title:	Manager

catherine c. miller irrevocable trust

By:	/s/ Neil S. Subin
Name:	Neil S. Subin
Title:	Trustee

LIM III ESTATE LLC

By:	MILFAM LLC
Its:	Manager

By:	/s/ Neil S. Subin
Name:	Neil S. Subin
Title:	Manager

MILFAM INVESTMENTS LLC

By:	MILFAM LLC
Its:	Manager

By:	/s/ Neil S. Subin
Name:	Neil S. Subin
Title:	Manager